UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 21, 2015, of YOU On Demand, Inc. (the “Company”) entered into an Amended and Restated Share Purchase Agreement (the “Amended and Restated Tianjin Agreement”) with Tianjin Enternet Network Technology Limited, a PRC Company (“Tianjin”), an affiliate of Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”), as part of a strategic investment by SSS in the Company, which was previously described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 24, 2015.

Pursuant to the terms of the Amended and Restated Tianjin Agreement, on December 21, 2015, Tianjin contributed 100% of the equity interests of Tianjin Sevenstarsflix Network Technology Limited, a PRC company (“SSF”), a newly-formed subsidiary of Tianjin to the Company. SSF will offer a branded pay content service delivered to consumers ubiquitously through all its platform partners, will track and share consumer payments and other behavior data, will operate a customer management and data-based service and will develop mobile social TV-based customer management portals.

In order to comply with PRC regulatory requirements, the Company operates its businesses through companies which it controls through contractual arrangements and not equity ownership. By virtue of these contractual arrangements, the Company controls the economic interests and has the power to direct the activities of these entities, and is therefore determined to be the primary beneficiary of these entities and consolidate the assets, liabilities and financial position of these entities in its consolidated financial statements. On April 5, 2016, the Company’s subsidiary YOU On Demand (Beijing) Technology Co., Ltd. (“YOD WFOE”), entered into such variable interest entity agreements with SSF (the “SSF VIE Agreements”). Lan Yang, holder of 99% equity ownership in SSF and a party to certain of the SSF VIE Agreements, is the spouse of Bruno Zheng Wu, the Company’s Chairman. Yun Zhu, holder of 1% equity ownership in SSF and a party to certain of the SSF VIE Agreements, is the Vice President of SSS.

The terms of the SSF VIE Agreements are as follows:

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement among YOD WFOE, Lan Yang and Yun Zhu (the “Nominee Shareholders”), dated April 5, 2016, the Nominee Shareholders pledged all of their capital contribution in SSF to YOD WFOE as security for the performance of the obligations of SSF to make all the required technical service fee payments pursuant to the Technical Services Agreement and for performance of the Nominee Shareholders’ obligation under the Call Option Agreement. The terms of the Equity Pledge Agreement expire upon satisfaction of all obligations under the Technical Services Agreement and Call Option Agreement.

Call Option Agreement

Pursuant to the Call Option Agreement among YOD WFOE, SSF and the Nominee Shareholders, dated April 5, 2016, and entered into in connection with the Technical Services Agreement, the Nominee Shareholders granted an exclusive option to YOD WFOE, or its designee, to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the Nominee Shareholders’ equity in SSF. The exercise price of the option shall be determined by YOD WFOE at its sole discretion, subject to any restrictions imposed by PRC law. The term of the agreement is until all of the equity interest in SSF held by the Nominee Shareholders is transferred to YOD WFOE, or its designee and may not be terminated by any party to the agreement without consent of the other parties.

Power of Attorney

Pursuant to the Power of Attorney agreements among YOD WFOE, SSF and each of the respective Nominee Shareholders, dated April 5, 2016, each of the Nominee Shareholders granted YOD WFOE the irrevocable right, for the maximum period permitted by law, to all of its voting rights as shareholders of SSF. The Nominee Shareholders may not transfer any of their equity interest in SSF to any party other than YOD WFOE. The Power of Attorney agreements may not be terminated except until all of the equity in SSF has been transferred to YOD WFOE or its designee.

Technical Service Agreement

Pursuant to the Technical Service Agreement, dated April 5, 2016, between YOD WFOE and SSF, YOD WFOE has the exclusive right to provide technical service, marketing and management consulting service, financial support service and human resource support services to SSF, and SSF is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by YOD WFOE. As compensation for providing the services, YOD WFOE is entitled to receive service fees from SSF equivalent to YOD WFOE’s cost plus 20-30% of such costs. YOD WFOE and SSF agree to periodically review the service fee and make adjustments as deemed appropriate. The term of the Technical Services Agreement is perpetual, and may only be terminated upon written consent of both parties.

Spousal Consent

Pursuant to the Spousal Consent, dated April 5, 2016, undersigned by the respective spouse of the Nominee Shareholders (collectively, the “Spouses”), the Spouses unconditionally and irrevocably agreed to the execution of the Equity Pledge Agreement, Call Option Agreement and Power of Attorney agreement. The Spouses agreed to not make any assertions in connection with the equity interest of SSF and to waive consent on further amendment or termination of the Equity Pledge Agreement, Call Option Agreement and Power of Attorney agreement. The Spouses further pledge to execute all necessary documents and take all necessary actions to ensure appropriate performance under these agreements upon YOD WFOE’s request. In the event the Spouses obtain any equity interests of SSF which are held by the Nominee Shareholders, the Spouses agreed to be bound by the SSF VIE Agreements, including the Technical Services Agreement, and comply with the obligations thereunder, including sign a series of written documents in substantially the same format and content as the SSF VIE Agreements.

Letter of Indemnification

Pursuant to the Letter of Indemnification among YOD WFOE and Lan Yang and YOD WFOE and Yun Zhu, both dated as of April 5, 2016, YOD WFOE agreed to indemnify Nominee Shareholders against any personal, tax or other liabilities incurred in connection with their role in equity transfer to the greatest extent permitted under PRC law. YOD WFOE further waived and released the Nominee Shareholders from any claims arising from, or related to, their role as the legal shareholder of SSF, provided that their actions as a nominee shareholder are taken in good faith and are not opposed to YOD WFOE’s best interests. The Nominee Shareholders will not be entitled to dividends or other benefits generated therefrom, or receive any compensation in connection with this arrangement. The Letter of Indemnification will remain valid until either the Nominee Shareholders or YOD WFOE terminates the agreement by giving the other party hereto sixty (60) days’ prior written notice.

Loan Agreement

Pursuant to the Loan Agreement among YOD WFOE and the Nominee Shareholders, dated April 5, 2016, YOD WFOE agrees to lend RMB 19.8 million and RMB 2 million, respectively, to the Nominee Shareholders for the purpose of establishing SSF and for development of its business. The loan can only be repaid by a transfer by the Nominee Shareholders of their equity interests in SSF to YOD WFOE or YOD WFOE‘s designated persons, through (i) YOD WFOE having the right, but not the obligation to at any time purchase, or authorise a designated person to purchase, all or part of the Nominee Shareholders’ equity interests in SSF at such price as YOD WFOE shall determine (the “Transfer Price”), (ii) all monies received by the Nominee Shareholders through the payment of the Transfer Price being used solely to repay YOD WFOE for the loans, and (iii) if the Transfer Price exceeds the principal amount of the loans, the amount in excess of the principal amount of the loans being deemed as interest payable on the loans, and to be payable to YOD WFOE in cash. Otherwise, the loans shall be deemed to be interest-free. The term of the Loan Agreement is perpetual, and may only be terminated upon the Nominee Shareholders receiving repayment notice, or upon the occurrence of an event of default under the terms of the agreement.

Management Services Agreement

In addition to the SSF VIE Agreements, the Company’s subsidiary and the parent company of YOD WFOE, YOU On Demand (Asia) Limited, a company incorporated under the laws of Hong Kong (“YOD Hong Kong”) entered into a Management Services Agreement with SSF, dated as of April 6, 2016 (the “Management Services Agreement”). Pursuant to a Management Services Agreement, YOD Hong Kong has the exclusive right to provide to SSF management, financial and other services related to the operation of SSF’s business, and SSF is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by YOD Hong Kong. As compensation for providing the services, YOD Hong Kong is entitled to receive a fee from SSF, upon demand, equal to 100% of the annual net profits of SSF during the term of the Management Services Agreement. YOD Hong Kong may also request ad hoc quarterly payments of the aggregate fee, which payments will be credited against SSF’s future payment obligations.

In addition, at the sole discretion of YOD Hong Kong, SSF is obligated to transfer to YOD Hong Kong, or its designee, any part or all of the business, personnel, assets and operations of SSF which may be lawfully conducted, employed, owned or operated by YOD Hong Kong, including:

a)

business opportunities presented to, or available to SSF may be pursued and contracted for in the name of YOD Hong Kong rather than SSF, and at its discretion, YOD Hong Kong may employ the resources of SSF to secure such opportunities;

b)	any tangible or intangible property of SSF, any contractual rights, any personnel, and any other items or things of value held by SSF may be transferred to YOD Hong Kong at book value;

c)

real property, personal or intangible property, personnel, services, equipment, supplies and any other items useful for the conduct of the business may be obtained by YOD Hong Kong by acquisition, lease, license or otherwise, and made available to SSF on terms to be determined by agreement between YOD Hong Kong and SSF;

d)

contracts entered into in the name of SSF may be transferred to YOD Hong Kong, or the work under such contracts may be subcontracted, in whole or in part, to YOD Hong Kong, on terms to be determined by agreement between YOD Hong Kong and SSF; and

e)	any changes to, or any expansion or contraction of, the business may be carried out in the exercise of the sole discretion of YOD Hong Kong, and in the name of and at the expense of, YOD Hong Kong;

provided, however, that none of the foregoing may cause or have the effect of terminating (without being substantially replaced under the name of YOD Hong Kong) or adversely affecting any license, permit or regulatory status of SSF.

The term of the Management Services Agreement is 20 years, and may not be terminated by SSF, except with the consent of, or a material breach by, YOD Hong Kong.

The foregoing description of the SSF VIE Agreements is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreements which we will file as exhibits to our next Quarterly Report on Form 10-Q.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 11, 2016, Arthur Wong, a member of the Board of Directors of the Company (the “Board”), resigned from the Board, including from its Audit Committee. Mr. Wong’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board. The Board accepted Mr. Wong’s resignation on April 11, 2016. The Board appointed current member of the Board Jin Shi to replace Mr. Wong on the Audit Committee, effective April 11, 2016. Current Audit Committee member James Cassano will replace Mr. Wong as chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: April 11, 2016	By:	/s/ Mingcheng Tao
Mingcheng Tao
Chief Executive Officer